                                                                    Exhibit 99.1

                                [FRONT OF CARD]


  P                                MONSANTO         [LOGO]
  R                          Food * Health * Hope
  O
  X
  Y                               Common Stock
          This Proxy is Solicited on Behalf of the Board of Directors
                                Special Meeting
                                Monsanto Company
                 The North Shore Center for the Performing Arts
                               9501 Skokie Blvd.
                                Skokie, IL 60076
                          March 23, 2000 at 1:00 P.M.

The undersigned hereby appoints Robert B. Shapiro, Richard U. DeSchutter and R. William Ide III, and each of them, with full power of substitution, proxies to vote all shares of Common Stock of Monsanto Company which the undersigned is entitled to vote at the Special Meeting of Shareowners, and any adjournments thereof, as specified upon the matters indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting.

If the undersigned is a participant in the Monsanto Company Savings and Investment Plan or the Solutia Inc. Savings and Investment Plan, and this proxy card is received on or prior to March 20, 2000, then this card also provides voting instructions to the trustee of such plan to vote at the Special Meeting, and any adjournments thereof, all shares of Common Stock of Monsanto Company held in the undersigned's plan account as specified upon the matters indicated on the reverse side and in its discretion upon such other matters as may properly come before the meeting. If the undersigned is a participant in one of these plans and does not instruct the trustee by March 20, 2000, then the trustee will vote the undersigned's plan account shares in proportion to the votes of the other participants in that plan. In addition, the trustee will vote unallocated shares in the plan in direct proportion to voting by allocated shares for which instructions have been received.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN U.S.A.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

                         (Please sign on reverse side)

--------------------------------------------------------------------------------
[ARROW]FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.[ARROW]



                          PLEASE SEE REVERSE SIDE FOR
                           INFORMATION ON VOTING YOUR
                         PROXY BY TELEPHONE OR INTERNET

                               [BACK OF CARD]


[X] Please mark your votes as in this example.                          |   2314
                                                                        |
                                                                         ----

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|                                                                         |
|       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.     |
|                                                                         |
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                                                         FOR   AGAINST   ABSTAIN
1. Issuance of shares of Monsanto Company ("Monsanto")   [ ]     [ ]       [ ]
   common stock and convertible perpetual preferred stock in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of December 19, 1999, as amended (the "Merger Agree-ment"), among Monsanto, a subsidiary of Monsanto
   Company and Pharmacia & Upjohn, Inc.

2. Approval to amend the Certificate of Incorporation    FOR   AGAINST   ABSTAIN
   of Monsanto as provided in the Merger Agreement:     [ ]     [ ]        [ ]




                               Please sign your name or names exactly as printed hereon. When shares are held by joint tenants, both should sign. Trustees and other fiduciaries should so indicate when signing.

                               The signer(s) hereby revokes all proxies hereto-fore given by the signer(s) to vote at said meeting or any adjournment thereof.


                               _________________________________________________

                               _________________________________________________
                                 SIGNATURE(S)                          DATE


================================================================================
[ARROW]FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.[ARROW]



                                    MONSANTO            [LOGO]
                              Food * Health * Hope

Dear Shareowner:

Monsanto Company encourages you to vote your shares electronically either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To Vote by Telephone:
______________________

Using a touch-tone phone call Toll-free:         1-877-PRX-VOTE (1-877-779-8683)
From outside the United States, call direct:     1-201-536-8073

To Vote by Internet:
______________________

Log on to the Internet and go to the website: http://www.eproxyvote.com/mtc
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                        THANK YOU FOR VOTING YOUR SHARES
                             YOUR VOTE IS IMPORTANT!

Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.